Exhibit 3(ii).1

                                  BYLAWS

                                    OF

                              BIOETHICS, LTD.

                                 ARTICLE I
                                  OFFICE

     The Board of Directors shall designate and the Corporation shall maintain a principal office. The location of the principal office may be changed by the Board of Directors. The Corporation may also have offices in such other places as the Board may from time to time designate.

     The location of the principal office of the Corporation shall be: 216

South Fourth Street, Las Vegas, Nevada, 89101.

                                ARTICLE II
                           SHAREHOLDERS MEETING

     Section 1. Annual Meetings.  The annual meeting of the shareholders of the Corporation shall be held at such place within or without the State of Nevada as shall be set forth in compliance with these Bylaws. The meeting shall be held on the 10th day of July of each year beginning at

10:00. If such day is a legal holiday, the meeting shall be on the next business day. This meeting shall be for the election of Directors and for the transaction of such other business as may properly come before it.

     Section 2 Special Meetings. Special meetings of shareholders, other than those regulated by statute, may be called at any time by the

President, or a majority of the Directors, and must be called by the

President upon written request of the holders of 50% of the outstanding shares entitled to vote at such special meeting. Written notice of such meeting stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person by whom or at whose direction the meeting is called shall be given. The notice shall be given to each shareholder of record in the same manner as notice of the annual meeting. No business other than that specified in the notice of the meeting shall be

transacted at any such special meeting.

     Section 3. Notice of Shareholder Meetings. The Secretary shall give written notice stating the place, day, and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, which shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the books of the Corporation, with postage thereon prepaid.

     Section 4. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Nevada, as the place of meeting for any annual meeting or for any special meeting called by the

Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the

State of Nevada, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

     Section 5. Record Date. The Board of Directors may fix a date not less than ten nor more than fifty days prior to any meeting as the record date for the purpose of determining shareholders entitled to notice of and to vote at such meetings of the shareholders.  The transfer books may be closed by the Board of Directors for a stated period not to exceed fifty days for the purpose of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose.

     Section 6. Quorum.  A majority of the outstanding shares of the

Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of shareholders in such number that less than a quorum remain.

     Section 7. Voting.  A holder of an outstanding share, entitled to vote at a meeting, may vote at such meeting in person or by proxy. Except as may otherwise be provided in the Articles of Incorporation, every shareholder shall be entitled to one vote for each share standing in his name on the record of shareholders. Except as herein or in the Articles of

Incorporation otherwise provided, all corporate action shall be determined by 50% of the votes cast at a meeting of shareholders by the holders of share entitled to vote thereon.

     Section 8. Proxies.  At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution,

unless otherwise provided in the proxy.

     Section 9. Informal Action by Shareholders.  Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                ARTICLE III
                            BOARD OF DIRECTORS

     Section 1. General Powers.  The business and affairs of the

Corporation shall be managed by its Board of Directors. The Board of

Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they deem proper.

     Section 2. Number.  Tenure and Qualifications. The number of

Directors of the Corporation shall be three. Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be residents of the State of Nevada or shareholders of the Corporation.

     Section 3. Regular Meetings.  A regular meeting of the Board of

Directors shall be held without other notice than by this Bylaw,

immediately following after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than this resolution.

     Section 4. Special Meetings. Special meetings of the Board of

Directors may be called by order of the Chairman of the Board, the

President, or by one-third of the Directors. The Secretary. shall give notice of the time, place and purpose or purposes of each special meeting by mailing the same at least two days before the meeting or by telephoning or telegraphing the same at least one day before the meeting to each

Director.

     Section 5. Quorum.  A majority of the members of the Board of

Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned,

without further notice. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted.

     Section 6. Manner of Acting. At all meetings of the Board of

Directors, each Director shall have one vote. The act of a majority present at a meeting shall be the act of the Board of Directors, provided a quorum is present.

     Section 7. Vacancies.  A vacancy in the Board of Directors shall be deemed to exist in case of death, resignation, or removal of any Director,

or if the authorized number of Directors be increased, or if the shareholders fail at any meeting of shareholders at which any Director is to be elected, to elect the full authorized number to be elected at that meeting.

     Section 8. Removals. Directors may be removed at any time by a vote of the shareholders holding 50% of the shares outstanding and entitled to vote. Such vacancy shall be filled by the Directors then in office, though less than a quorum, to hold office until the next annual meeting or until his successor is duly elected and qualified, except that any directorship to be filled by reason of removal by the shareholders may be filled by election by the shareholders at the meeting at which the Director is removed. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his term of office.

     Section 9. Resignation. A Director may resign at any time by delivering written notification thereof to the President or Secretary of the Corporation. Resignation shall become effective upon its acceptance by the Board of Directors; provided, however, that if the Board of Directors has not acted thereon within ten days from the date of its delivery, the resignation shall upon the tenth day be deemed accepted.

     Section 10. Presumption of Assent. A Director of the Corporation who

is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the

Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

     Section 11. Compensation. By resolution of the Board of Directors,

the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as

Director. No such payment shall preclude any Director from serving the

Corporation in any other capacity and receiving compensation therefore.

     Section 12. Emergency Power.  When, due to a national disaster or death, a majority of the Directors are incapacitated or otherwise unable to attend the meetings and function as Directors, the remaining members of the Board of Directors shall have all the powers necessary to function as a complete Board, and for the purpose of doing business and filling vacancies shall constitute a quorum, until such time. as all Directors can attend or vacancies can be filled pursuant to these Bylaws.

     Section 13. Chairman. The Board of Directors may elect from its own number a Chairman of the Board, who shall preside at all meetings of the

Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors.

                                ARTICLE IV
                                 OFFICERS

     Section 1. Number. The officers of the Corporation shall be a

President, one or more Vice- Presidents, a Secretary, a Treasurer, a

General Manager, and a General Counsel, each of whom shall be elected by a majority of the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the

Board of Directors. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of President and Secretary. Any two or more offices may be held by the same person, except the offices of President and Secretary. Officers may or may not be directors or shareholders of the Corporation.

     Section 2. Election and Term of Office.  The officers of the

Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of

Directors held after each annual meeting of the shareholders. If the election of officers shall not be held as soon thereafter as convenient.

Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     Section 3. Resignation.  Any officer may resign at any time by delivering a written resignation either to the President or to the

Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 4. Removal.  Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the

Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Election or appointment of an officer or agent shall require 50% vote of the Board of Directors, exclusive of the officer in question if he is also a Director.

     Section 5. Vacancies.  A vacancy in any office because of death,

resignation, removal, disqualification or otherwise, or if a new office shall be created, such vacancy may be filled by the Board of Directors for the unexpired portion of the term.

     Section 6. President.  The President shall be the chief executive and administrative officer of the company. He shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, at meetings of the Board of Directors. He shall exercise such duties as customarily pertain to the office of President and shall have general and active supervision over the property, business, and affairs of the company and over its several officers. He may appoint officers, agents, or employees other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the company powers of attorney,

contracts, bonds and other obligations, and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws.

     Section 7. Vice-President.  The Vice-President shall have such powers and perform such duties as may be assigned to him by the Board of

Directors or the President. In the absence or disability of the President,

the Vice-President designated by the Board or the President shall perform the duties and exercise the powers of the President. A Vice-President may sign and execute contracts and other obligations pertaining to the regular course of his duties.

     Section 8. Secretary.  The Secretary shall, subject to the direction of a designated Vice-President, keep the minutes of all meetings of the stockholders and of the Board of Directors and, to the extent ordered by the Board of Directors or the President, the minutes of meetings of all committees. He shall cause notice to be given of meetings of stockholders,

of the Board of Directors, and of any committee appointed by the Board. He shall have custody of the corporate seal and general charge of the records, documents and papers of the company not pertaining to the performance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any Director. He may sign or execute contracts with the President or Vice-President thereunto authorized in the name of the company and affix the seal of the company thereto. He shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the Bylaws. He shall be sworn to the faithful discharge of his duties. Assistant Secretaries shall assist the Secretary and shall keep and record such minutes of meetings as shall be directed by the Board of Directors.

     Section 9. Treasurer. The Treasurer shall, subject to the direction of a designated Vice-President, have general custody of the collection and disbursement of funds of the company. He shall endorse an behalf of the company for collection checks, notes and other obligations, and shall deposit the same to the credit of the company in such bank or banks or depositories as the Board of Directors may designate. He may sign, with the President or such other persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the company. He shall enter or cause to be entered regularly in the books of the company full and accurate account of all monies received and paid by him on account of the company; shall at all reasonable times exhibit his books and accounts to any Director of the company upon application at the office of the company during business hours; and, whenever required by the Board of Directors or the President, shall render a statement of his accounts. He shall perform such other duties as may be prescribed f ram time to time by the Board of Directors or by the Bylaws. He shall give bond for the faithful performance of his duties in such sum and with or without such surety as shall be approved by the Board of Directors.

     Section 10. General Counsel.  The General Counsel shall advise and represent the company generally in all legal matters and proceedings, and shall act as counsel to the Board of Directors and the Executive

Committee. The General Counsel may sign and execute pleadings, powers of attorney pertaining to legal matters, and any other contracts and documents in the regular course of his duties.

     Section 11. General Manager.  The Board of Directors may employ and appoint a General Manager who may, or may not, be one of the officers or

Directors of the corporation. He shall be the chief operating officer of the corporation and, subject to the directions of the Board of Directors,

shall have general charge of the business operations of the corporation and general supervision over its employees and agents. He shall have the exclusive management of the business of the corporation and of all of its dealings, but at all times subject to the control of the Board of

Directors. Subject to the approval of the Board of Directors or the

Executive Committee, he shall employ all employees of the corporation, or delegate such employment to subordinate officers, or such division chiefs,

and shall have authority to discharge any person so employed. He shall make a report to the. President and Directors quarterly, or more often if required to do so, setting forth the result of the operations under his charge, together with suggestions looking to the improvement and betterment of the condition of the corporation, and to perform such other duties as the Board of Directors shall require.

     Section 12. Other Officers.  Other officers shall perform such duties and have such powers as may be assigned to them by the Board of Directors.

     Section 13. Salaries.  The salaries or other compensation of the officers of the corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a Director of the corporation.

     Section 14. Surety Bonds.  In case the Board of Directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sums and with such surety or sureties as the

Board of Directors may direct, conditioned upon the faithful performance of his duties to the corporation, including responsibility for negligence and for the accounting for all property, monies or securities of the corporation which may come into his hands.

                                 ARTICLE V
                                COMMITTEES

     Section 1. Executive Committee.  The Board of Directors may appoint from among its members an Executive Committee of not less than two nor more than seven members, one of whom shall be the President, and shall designate one of such members as Chairman. The Board may also designate one or more of its members as alternates to serve as members of the

Executive Committee in

the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock,

recommend to stockholders any action requiring their approval, change the membership of any committee at any time, f ill vacancies therein, and discharge any committee

either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all Other powers of the Board of Directors during the intervals between meetings.

     Section 2. Other Committees.  The Board of Directors may also appoint from among its own members such other committees as the Board of Directors may determine, which shall in each case consist of not less than two

Directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors. A majority of the members of any committee may fix its rules of procedure.

                                ARTICLE VI
                   CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 2. Loans.  No loan or advances shall be contracted on behalf of the corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the corporation shall be mortgaged, pledged, hypothecated or transferred as security for the payment of any loan, advance, indebtedness of liability of the corporation unless and except as authorized by the

Board of Directors. Any such authorization may be general or confined to specific instances.

     Section 3. Deposits.  All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the

Board of Directors may select, or as may be selected by any officer or agent authorized to do so

by the Board of Directors.

     Section 4. Checks and Drafts.  All notes, drafts, acceptances,

checks, endorsements and evidences of indebtedness of the corporation shall be signed by such officer or officers or such agent or agents of the corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

     Section 5. Bonds and Debentures.  Every bond or debenture issued by the corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice-President and by the Treasurer

or by the Secretary, and sealed with the seal of the corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the corporation's officers named thereon may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the corporation for any reason before the same has been delivered by the corporation, such bond or debenture may nevertheless be adopted by the corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

                                ARTICLE VII
                               CAPITAL STOCK

     Section 1. Certificate of Share.  The shares of the corporation shall be represented by certificates prepared by the Board of Directors and signed by the President or the Vice-President and by the Secretary, and

sealed with the seal of the corporation or a facsimile. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or one of its employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost,

destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

     Section 2. Transfer of Shares.  Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

     Section 3. Transfer Agent and Registrar.  The Board of Directors

shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such transfer agents and registrars.

     Section 4. Lost or Destroyed Certificates.  The corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate or his legal representative to give the corporation a bond in such sum and with such sureties as the Board of

Directors may direct to indemnify the corporation as transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

     Section 5. Consideration for Shares.  The capital stock of the corporation shall be issued for such consideration, but not less than the par value thereof, as shall be fixed from time to time by the Board of

Directors. In the absence of fraud, the determination of the Board of

Directors as to the value of any property or services received in full or partial payment of shares shall be conclusive.

     Section 6. Registered Shareholders. The company shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or on behalf of this company any and all of the rights and powers incident to the ownership of such stock at any meeting, and shall have power and authority to execute and deliver proxies and consents on behalf of this company in connection with the exercise by this company of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

                               ARTICLE VIII
                              INDEMNIFICATION

     Section 1. Indemnification.  No officer or Director shall be personally liable for any obligations of the corporation or for any duties or obligations of the corporation or for any duties or obligations arising out of any acts or conduct of said officer or Director performed for or on behalf of the corporation. The corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a Director or officer of the corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a Director or officer of the corporation, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him as such Director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such person from all suits or claims as provided for under the provisions of the Nevada Business Corporation Act; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The corporation, its directors, officers, employees and agents shall be fully protected in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel.

     Section 2. Other Indemnification.  The indemnification herein provided shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee, and shall inure to the benefit of the heirs, executors and administrators of such person.

     Section 3. Insurance.  The corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer or employee of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against liability under the provisions of this section or of the general Corporation Law of

Nevada.

     Section 4. Settlement by Corporation.  The right of any person to be indemnified shall be subject always to the right of the corporation by its

Board of Directors, in lieu of such indemnity, to settle any such claim,

action, suit or proceeding at the expense of the corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

                                ARTICLE IX
                             WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or

Director of the corporation under the provisions of these Bylaws, or under the provisions of the Articles of Incorporation, or under the provisions of the Nevada Business Corporation Act, a waiver thereof in writing signed by the person or person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Attendance at any meeting shall constitute a waiver of notice of such meetings, except where attendance is for the express purpose of objecting to the legality of that meeting.

                                 ARTICLE X
                                AMENDMENTS

         These bylaws may be altered, amended repealed, or new bylaws adopted by 50% of the entire Board of Directors at any regular or special meeting. Any bylaw adopted by the Board may be repealed or changed by action of the shareholders.

                                ARTICLE XI
                                FISCAL YEAR

     The fiscal year of the corporation shall be fixed and may be varied by resolution of the Board of Directors.

                                ARTICLE XII
                                 DIVIDENDS

     The Board of Directors may at any regular or special meeting, as they deem advisable, declare dividends payable out of the surplus of the corporation.

                               ARTICLE XIII
                              CORPORATE SEAL

     The seal of the corporation shall be in the form, of a circle and shall bear the name of the corporation and the year of incorporation per sample affixed hereto.